Silver Star REIT Implements Strategic Turnaround, Streamlines Workforce and Focuses on Self-Storage Growth

Houston, TX – March 04, 2025 – Silver Star Properties REIT, Inc. (“Silver Star” or the Company), a self-managed real estate investment trust, today announced recent workforce reductions and payroll cuts as part of a comprehensive strategic turnaround plan. These actions, which include a significant shift in the Company’s investment focus to more lucrative self-storage facilities, are aimed at strengthening Silver Star’s long-term value creation strategy. By proactively restructuring its operations, Silver Star expects to realize over $15 million in annual cost savings and enhance its financial stability going forward.

As part of this turnaround, Silver Star is pivoting away from its legacy holdings in office, retail, and light industrial properties and redeploying resources into the growing self-storage sector. This investment shift aligns the Company with asset classes that have demonstrated resilient demand and stable cash flows. Silver Star’s leadership determined that concentrating on self-storage assets – rather than continuing to support underperforming legacy assets – offers stronger growth prospects and better long-term returns for investors. In fact, an independent analysis indicated that shareholders would receive much greater value through a pivot to self-storage versus a liquidation of legacy properties. This strategic refocusing underscores Silver Star’s commitment to a sustainable, forward-looking business model centered on high-demand real estate segments.

To support this new direction and right-size the organization, Silver Star has streamlined its workforce from 190 employees in 2022 to just 22 full-time employees today, a reduction designed to align the Company’s cost structure with a more focused real estate portfolio. This leaner team reflects the elimination of roles that had been essential for managing the Company’s former office, retail, and industrial assets, which are no longer core to the business. The workforce reduction and payroll optimizations are expected to deliver over $15 million in annual savings in operating expenses. Silver Star’s leadership team believes that these difficult changes were implemented carefully to preserve critical capabilities while improving efficiency. The Company remains focused on maintaining effective operations with a smaller, agile staff and will leverage third-party partnerships or outsourcing as needed to support its self-storage investments.

Gerald Haddock, Chief Executive Officer of Silver Star, addressed the Company’s future vision following these changes: “These have been challenging but necessary decisions for Silver Star. By streamlining our organization and pivoting ourselves to self-storage, we have significantly strengthened our foundation for sustainable future growth. We are now a leaner company with a clear focus on our most promising investments, and I am confident that this proactive turnaround will translate into improved performance and enhanced value for our shareholders. Our commitment to our investors and stakeholders is unwavering – we are positioning Silver Star to thrive in the long run, and we believe the steps we have taken set the stage for a dynamic and successful future.”

Looking ahead, Silver Star is optimistic that its strategic restructuring will position the Company for future success. With a healthier balance sheet, substantially lower overhead, and a concentrated portfolio of self-storage and single-tenant assets, the Company is better equipped to capitalize on new acquisition opportunities and changing market conditions. Management notes that the $15+ million reduction in annual expenses will free up resources to reinvest in growth initiatives and debt reduction, thereby improving profitability and cash flow. By focusing on the self-storage sector, which continues to exhibit strong demand drivers, Silver Star aims to deliver more consistent income and long-term capital appreciation to its investors. The Company will continue to communicate transparently with shareholders as it executes on this turnaround plan, confident that these proactive measures have created a solid platform for sustainable growth and value creation in the years to come.

About Silver Star Properties REIT, Inc.: Silver Star Properties REIT, Inc. is a publicly registered, non-traded real estate investment trust headquartered in Houston, Texas. The Company (formerly Hartman Short Term Income Properties XX, Inc.) is currently repositioning its portfolio from legacy office, retail, and industrial properties into self-storage and single-tenant real estate assets. Silver Star’s mission is to deliver long-term value to its shareholders by investing in resilient real estate sectors and maintaining disciplined, efficient operations. For more information, please visit our website or contact our investor relations department.

Forward-Looking Statements: This press release may contain forward-looking statements, including discussions of the Company’s strategic plans, anticipated savings, and future performance. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Factors that could cause differences include, but are not limited to, changes in market conditions, execution risks in asset sales or acquisitions, and other risks detailed in the Company’s filings with the SEC. The Company undertakes no obligation to update any forward-looking statements to reflect future events or circumstances.

Contact:

Investor Relations
investorrelations@silverstarreit.com
713-467-2222